Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Global Healthcare REIT, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Christopher Brogdon, President (Principal Executive Officer) and Philip S. Scarborough, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

_/s/ Christopher Brogdon__________

Christopher Brogdon

President (Principal Executive Officer)

May 15, 2015

/s/ Philip S. Scarborough__________

Philip S. Scarborough

Chief Financial Officer

May 15, 2015